AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1999
                                       REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          ALLIANCE PHARMACEUTICAL CORP.
             (Exact name of registrant as specified in its charter)

                      NEW YORK                         14-1644018
          (State or other jurisdiction                 (I.R.S. Employer
       of incorporation or organization)               Identification Number)
                             3040 SCIENCE PARK ROAD
                               SAN DIEGO, CA 92121
                                 (619) 558-4300
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

             EMPLOYEES' 401(K) PLAN OF ALLIANCE PHARMACEUTICAL CORP.
                            (Full title of the plan)

                                  DUANE J. ROTH
                             Chief Executive Officer
                          Alliance Pharmaceutical Corp.
                             3040 Science Park Road
                               San Diego, CA 92121
                                 (619) 558-4300
            (Name, address, including zip code, and telephone number,
                        of agent for service of process)


                                    COPY TO:
                              Melvin Epstein, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                               New York, NY 10038


                                                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------

Title of Shares                                          Proposed Maximum              Proposed Maximum           Amount of
to be Registered          Amount to be Registered   Aggregate Price Per Unit (1)   Aggregate Offering Price   Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0 1
  par value.                  61,237 shares               $3.28 per share             $200,857.36                 $55.85
-------------------------------------------------------------------------------------------------------------------------------

(1)  As dictated by Rule 457(h)(1), the Proposed Maximum Aggregate Price Per
     Unit represents the amount per share at which the Company values its matching contribution under the Employees' 401(k) Plan of Alliance
     Pharmaceutical Corp.


     This Registration Statement on Form S-8 of Alliance Pharmaceutical Corp., a New York corporation (the "Company"), covers 61,237 shares of Common Stock, par value $.01 per share, of the Company reserved for issuance under the Employees' 401(k) Plan of Alliance Pharmaceutical Corp. As permitted by General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's Registration Statement on Form S-8, dated March 26, 1998 (Registration No. 333-48687) filed under the Securities Act of 1933, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 16, 1999.

                                      ALLIANCE PHARMACEUTICAL CORP.
                                      (Registrant)

Date: April 19, 1999                  By: /S/ THEODORE D. ROTH
                                          --------------------------------------
                                          Theodore D. Roth
                                          President and Chief Operating Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----


     /S/ DUANE J. ROTH                  Chairman and Chief       April 19, 1999
-----------------------------------     Executive Officer
Duane J. Roth


  /S/ THEODORE D. ROTH                  Director, President      April 19, 1999
-----------------------------------     and Chief Operating
Theodore D. Roth                        Officer



/S/ TIM T. HART                         Chief Financial          April 19, 1999
-----------------------------------     Officer, Treasurer
Tim T. Hart                             and Chief Accounting
                                        Officer


/S/ PEDRO CUATRECASAS                   Director                 April 19, 1999
-----------------------------------
Pedro Cuatrecasas, M.D.


/S/ CARROLL O. JOHNSON                  Director                 April 19, 1999
-----------------------------------
Carroll O. Johnson


/S/ STEPHEN M. MCGRATH                  Director                 April 19, 1999
-----------------------------------
Stephen M. McGrath


/S/ HELEN M. RANNEY                     Director                 April 19, 1999
-----------------------------------
Helen M. Ranney, M.D.


/S/ THOMAS F. ZUCK                      Director                 April 19, 1999
-----------------------------------
Thomas F. Zuck, M.D.


/S/ DONALD E. O'NEILL                   Director                 April 19, 1999
-----------------------------------
Donald E. O'Neill


/S/ JEAN G. RIESS                       Director                 April 19, 1999
-----------------------------------
Jean G. Riess, Ph.D.

                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER                         DESCRIPTION
         --------                       ------------

         5                    Opinion of Stroock & Stroock & Lavan LLP.

         24.1 Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5 hereto).

         24.2                 Consent of Ernst & Young LLP, Independent
                              Auditors.

         25 Power of Attorney (included as part of the signature page of this Registration Statement).